UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 10, 2023

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Ambarella, Inc. (the “Company”) is aware of reports that the Federal Deposit Insurance Corp. (“FDIC”) has taken control of Silicon Valley Bank (“SVB”) due to liquidity concerns. As of March 10, 2023, the Company had deposits with SVB of approximately $17 million. The Company’s total cash, cash equivalents and marketable debt securities on hand at the end of the fourth quarter of fiscal 2023 ended January 31, 2023 was $206.9 million.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2023	Ambarella, Inc.

/s/ Michael Morehead
Michael Morehead General Counsel